

<ARTICLE>                                           UT
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet of MidAmerican Energy Holdings Company as of
December 31, 1997, and the related consolidated statements of income and cash flows for the twelve months ended December 31, 1997, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0001009526
<NAME>                        MidAmerican Energy Holdings Company
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1997
<PERIOD-END>                                   DEC-31-1997
<BOOK-VALUE>                                   PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                      2,622,113
<OTHER-PROPERTY-AND-INVEST>                    799,524
<TOTAL-CURRENT-ASSETS>                         322,482
<TOTAL-DEFERRED-CHARGES>                       360,865
<OTHER-ASSETS>                                 173,107
<TOTAL-ASSETS>                                 4,278,091
<COMMON>                                       753,873
<CAPITAL-SURPLUS-PAID-IN>                      0
<RETAINED-EARNINGS>                            409,296
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 1,301,286
<PREFERRED-MANDATORY>                          150,000
<PREFERRED>                                    31,763
<LONG-TERM-DEBT-NET>                           1,034,211
<SHORT-TERM-NOTES>                             0
<LONG-TERM-NOTES-PAYABLE>                      0
<COMMERCIAL-PAPER-OBLIGATIONS>                 138,054
<LONG-TERM-DEBT-CURRENT-PORT>                  144,558
<PREFERRED-STOCK-CURRENT>                      0
<CAPITAL-LEASE-OBLIGATIONS>                    0
<LEASES-CURRENT>                               0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 1,478,219
<TOT-CAPITALIZATION-AND-LIAB>                  4,278,091
<GROSS-OPERATING-REVENUE>                      1,922,281
<INCOME-TAX-EXPENSE>                           68,390<F1>
<OTHER-OPERATING-EXPENSES>                     1,651,775
<TOTAL-OPERATING-EXPENSES>                     1,651,775
<OPERATING-INCOME-LOSS>                        270,506
<OTHER-INCOME-NET>                             44,791<F2>
<INCOME-BEFORE-INTEREST-EXPEN>                 315,297
<TOTAL-INTEREST-EXPENSE>                       111,803
<NET-INCOME>                                   135,104
<PREFERRED-STOCK-DIVIDENDS>                    0
<EARNINGS-AVAILABLE-FOR-COMM>                  135,104
<COMMON-STOCK-DIVIDENDS>                       117,605
<TOTAL-INTEREST-ON-BONDS>                      78,120
<CASH-FLOW-OPERATIONS>                         392,245
<EPS-PRIMARY>                                  1.38
<EPS-DILUTED>                                  1.38

<F1>Tag 37 includes operating and nonoperating income taxes and is excluded from operating expenses in Tag 39 and on the Consolidated Statement of Income.
<F2>Tag 41 includes a $(4,228,000) loss from Discontinued Operations, net of income taxes.


